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                                                                    Exhibit 10.2

                   AFFIDAVIT AND INDEMNIFICATION AGREEMENT

         I, Kenneth F. Guarino, do depose and say that:

         1. I am the legal and beneficial owner of all right, title and interest in 100,000 shares of the common stock of Metro Global Media, Inc. (the "Corporation"), which shares are presently held in the treasury of the Company;

         2. My rights in said shares have not, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of and that I am entitled to full and exclusive possession of said shares;

         3. This affidavit is made for the purpose of inducing the Corporation to effect the re-issuance of the 100,000 shares in the treasury to the undersigned; and

         4. I hereby agree to indemnify and to hold the Corporation, its officers, directors, agents, attorneys and employees, harmless from and against any and all liabilities in respect of claims, suits, proceedings, damages, judgments, settlements, expenses and costs (including, without limitation, reasonable counsel fees) which the Corporation may suffer or incur by reason of its re-issuing said shares to me, including, without limitation claims arising with respect to the ownership of the shares issued hereby, or with respect to the issuance and/or cancellation by the Corporation of Stock Certificate No. 1083.

                                                          /s/ Kenneth F. Guarino


Subscribed and sworn to before me this 3rd day of December, 1996.

                                                          /s/  Jennifer St. Cyr
                                                                Notary Public